SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 22, 2006

TRIUMPH GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12235	51-0347963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1550 Liberty Ridge Drive, Suite 100, Wayne, Pennsylvania	19087
(Address of principal executive offices)	(Zip Code)

(610) 251-1000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On December 22, 2006, Triumph Group, Inc. (the “Company”) entered into the third amendment to its Amended and Restated Credit Agreement dated July 27, 2005 by and among the Company, the lenders party thereto (the “Lenders”), and PNC Bank, National Association, as the administrative agent for the Lenders (the “Agent”) (as amended, the “Credit Agreement”), to modify certain covenants as follows:

•                  To increase the limit on permitted indebtedness under lines of credit and letters of credit from $10,000,000 to $25,000,000;

•                  To eliminate any limit on the amount of indebtedness incurred by way of Industrial Development Bond financings;

•                  To eliminate all unsecured debt of the Company from the calculation of the covenant limiting the aggregate indebtedness of the Company and its subsidiaries to an amount not to exceed 20% of the Company’s consolidated net worth; and

•                  To eliminate the covenant limiting capital expenditures.

A copy of Third Amendment to Amended and Restated Credit Facility is filed as Exhibit 10.1 of this Current Report on Form 8-K and incorporated by reference herein.

In addition to its functions under the Credit Agreement, the Agent performs certain general banking services for the Company.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth in Item 1.01 above is incorporated in this Item 2.03 by reference.

Item 9.01                Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.1	Third Amendment to Amended and Restated Credit Agreement dated December 22, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 29, 2006	TRIUMPH GROUP, INC.

	By:	/s/ John B. Wright, II
John B. Wright, II
Vice President, General Counsel and Secretary

TRIUMPH GROUP, INC.
CURRENT REPORT ON FORM 8-K

EXHIBIT INDEX

Exhibit No.	Description
10.1	Third Amendment to Amended and Restated Credit Agreement dated December 22, 2006